                                                                       EXHIBIT 1

                           MFS OTC FUND, A SERIES OF
                              MFS SERIES TRUST IV
               500 BOYLSTON STREET - BOSTON - MASSACHUSETTS 02116
                                 617 - 954-5000


                                        January 12, 1995

Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116

      Re:   Rule 13d-1

Gentlemen:

      This letter is to memorialize our agreement that you shall file all statements on Schedule 13G required to be filed on behalf of MFS OTC Fund, a series of MFS Series Trust IV, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934. If the foregoing is acceptable to you, please sign and return to us the enclosed copy of this letter.

                                        Very truly yours,

                                        W. THOMAS LONDON

                                        W. Thomas London
                                        Treasurer

The foregoing is acceptable.

MASSACHUSETTS FINANCIAL SERVICES COMPANY


By:         ARNOLD D. SCOTT
     -------------------------------

            Arnold D. Scott
         Senior Executive Vice
              President,
        Secretary and Director